UNITED STATES

SECURITIES AND EXCHANGE COMMISION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant
To Section 18 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest reported): November 23, 2009

MEGOLA, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada	000-49815	88-0492605
(State or other jurisdiction	(Commission	(I.R.S. employer
of incorporation)	File Number)	identification number)

704 Mara St., Suite 111, Point Edward, Ontario N7V 1X4
(Address of principal executive offices) (Zip code)

(519) 336-0628
Registrant's telephone number, including area code

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 8, 2009 we entered into an Agency Agreement with New Fire Solutions, LLC (NFS). The basic terms and conditions proposed by MGOA into the agreement will include, but not be limited to, the following:

1.
NFS will become an Agent for the commercialization of the Hartindo Anti-Fire product line on behalf of Megola.   As Agent, NFS will be provided with the authority and responsibility to coordinate all supporting activities necessary to facilitate the sales and distribution of the Hartindo product line in North America subject the rights and provisions granted to the parties set out in Appendix A.

2.
This Agreement will remain in effect perpetually and shall be extended for all Hartindo products (Appendix A(ii)) upon achieving the sales milestone for AF21 and achieving 15% annual sales growth for 5 years thereafter.

3.
NFS will become an Agent for the commercialization of Hartindo anti-fire products (Appendix A(ii)) on behalf of Megola and will manage the commercialization process inclusive of representative management, compensation, training, etc. including:

a.	Develop and provide marketing materials and strategies on an industry by industry basis
b.	Provide dedicated customer service representatives
c.	Provide engineering support for product development and testing
d.	Utilize a structured program management process from product inception through production release

The Agreement contains other terms and conditions and has been filed as an exhibit to this report. Please refer to the exhibit for additional information.

ITEM 8.01 OTHER EVENTS

Press Release attached as Exhibit 99

ITEM 9.01 EXHIBITS

10.0 Agency Agreement with New Fire Solutions, LLC.

99 Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Megola, Inc.
(Registrant)

Dated: November 23, 2009	By: /s/ Joel Gardner
Joel Gardner, President